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EXHIBIT 99.1

News Release

Contact:  Kim Tilo
Aspeon, Inc.
949.440.8020 or investor@aspeon.com

FOR IMMEDIATE RELEASE

Aspeon and its CEO File Suit Against Former Auditors

    IRVINE, CA -August 23, 2001—Aspeon, Inc. (OTCBB:ASPE) today announced that the Company and its CEO have filed a six count complaint against the Company's former auditors, PricewaterhouseCoopers LLP, alleging professional negligence, intentional interference with prospective business advantage, negligent interference with prospective economic advantage, violation of California Business and Professions Code Sections 17200 and 17500, and defamation.

    Richard Stack, Aspeon CEO, said, "we have retained the law firm of Payne & Fears, LLP to represent us in this action."

About Aspeon, Inc.

    Aspeon Inc. is a leading manufacturer and provider of point-of-sale (POS) systems, services and enterprise technology solutions for the retail and foodservice markets. Visit Aspeon at www.aspeon.com.

    Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the intent, belief or current expectations of Aspeon and its management regarding the company's strategic directions, prospects and future results. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including, Aspeon's ability to return to profitability, the continued forbearance of Aspeon's lenders and creditors, the successful restructuring of Aspeon's Preferred Stock, the outcome of litigation filed against Aspeon and Aspeon's ability to raise funds from additional debt and/or capital, and our competitive environment, economic and other conditions in the markets in which we operate, changes in laws, changes to or clarifications of accounting rules or approaches and/or their applications, the size and timing of customer orders, delays in new product enhancements and new product and/or service introductions, quality control difficulties, changes in market demand, and other risks discussed in the company's filings with the SEC, which discussions are incorporated herein by reference. Such forward-looking statements represent management's current expectations and are inherently uncertain. The company's actual results and performance may differ materially. The company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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EXHIBIT 99.1